UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2008

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(a)  Not applicable.

(b)  On July 29, 2008, Mitchel Sayare, Ph.D., resigned from his position as President of ImmunoGen, Inc. (the “Company”) in connection with the appointments described below. Dr. Sayare remains ImmunoGen’s Chairman of the Board and Chief Executive Officer.

(c)  On July 29, 2008, the Company’s Board of Directors appointed Daniel M. Junius as President and Chief Operating Officer and Acting Chief Financial Officer. At the same time, the Board appointed John M. Lambert, Ph.D., as Executive Vice President, Research and Development and Chief Scientific Officer.

Additional biographical information concerning Mr. Junius and Dr. Lambert is contained in the Company’s press release dated July 31, 2008, which is incorporated herein by reference.

(d)  Not applicable.

(e)  On July 30, 2008, the Compensation Committee of the Company’s Board of Directors voted to increase Mr. Junius’s annual base salary to $382,016, and to increase Dr. Lambert’s annual base salary to $328,390, effective in each case as of July 29, 2008. The Compensation Committee also adjusted the executives’ target cash bonuses under the Company’s annual executive bonus program to 40% of annual base salary, in the case of Mr. Junius, and 35% of annual base salary, in the case of Dr. Lambert.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d): The following exhibit is being furnished herewith:

Exhibit No.	Exhibit

99.1	Press Release of ImmunoGen, Inc. dated July 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: July 31, 2008	/s/ Daniel M. Junius

Daniel M. Junius
President and Chief Operating Officer